SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the approximate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

id-CONFIRM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act

Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

id-Confirm, Inc.

4)	Date Filed:

August 21, 2006

Information to Be Furnished in Proxy Statement.

Item 1. - Date Time and Place Information

The special meeting of the shareholders of id-Confirm, Inc. will be held at #1800 Boulder Street, Suite 400, Denver, CO 80211-6400, on Friday, October 6, 2006, at 10:00 a.m. local time, for the purposes of approving:

(a)	an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 shares to 200,000,000 shares, par value of $0.0001 per share; and
(b)

an amendment to our Articles of Incorporation for the alteration of our authorized share capital to authorize the issuance of up to 100,000,000 shares of preferred stock, par value of $0.0001 per share (the "Preferred Shares"), for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares;

(collectively, the “Amendments”)

The record date for our special meeting is August 21, 2006. Only shareholders of record at the close of business on August 21, 2006 are entitled to notice of, and to vote at, our special meeting, and any adjournment or postponement of our special meeting. This proxy statement, accompanying Form of Proxy and Notice of Meeting are first being mailed to shareholders on or about September 8, 2006.

Item 2. - Revocability of Proxy

You may revoke your proxy at any time prior to the start of our special meeting in three ways:

1.            by delivering a written notice of revocation to Mr. Thomas Breen, the President of our company, at #1800 Boulder Street, Suite 400, Denver, CO 80211-6400;

2.	by submitting a duly executed proxy bearing a later date; or

3.            by attending our special meeting and expressing the desire to vote your common shares in person (attendance at our special meeting will not in and of itself revoke a proxy).

Item 3. - Dissenters' Rights of Appraisal

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments to our Articles of Incorporation in connection with the increase in authorized capital.

Item 4. - Persons Making the Solicitation

The accompanying Form of Proxy is solicited on behalf of the board of directors of id-Confirm, Inc., to be used at our special meeting to be held at #1800 Boulder Street, Suite 400, Denver, CO 80211-6400, on Friday, October 6, 2006, at 10:00 a.m. local time.

We will bear the expense of this solicitation. In addition to solicitation by use of the mails, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile or other means. Requests will also be made of brokerage houses and custodians, nominees or fiduciaries to forward proxy material at our expense to the beneficial owners of stock held of record by such persons. Our transfer agent, The Nevada Agency and Trust Company, 880 – 50 West Liberty Street, Reno, Nevada, 89501 (Telephone: 303.454.5727; Facsimile: 303.688.1887), has agreed to assist us in the tabulation of proxies and the counting of votes at our special meeting. All of a shareholder's common shares registered in the same name will be represented by one proxy.

Item 5. - Interest of Certain Persons in Matters to Be Acted Upon

Except as disclosed elsewhere in this Proxy Statement, since July 1, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Voting Securities and Principal Holders Thereof". To our knowledge, no director has advised that he intends to oppose the increase in authorized capital as more particularly described herein.

Item 6. - Voting Securities and Principal Holders Thereof

Only shareholders of record as of the close of business on August 21, 2006 are entitled to notice of and to vote at our special meeting.

The following table sets forth, as of August 21, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percentage of Class
Robert A. Morrison IV 2045 S. Pinewood Road Sedalia, CO 80135	7,651,800	12.4%
David Grasch 6092 Blue Terrace Circle Castle Rock, CO 80108	3,569,000	5.8%
Thomas Breen 1800 Boulder Street, Suite 400 Denver, CO 80211-6400	Nil	Nil
Ronald Nelson Baird 2210 Pine Wood Road Sedalia, CO 80135	5,301,000	8.6%
S&G Holdings 5198 S. Memphis Court Centennial, CO 80015	4,435,600	7.2%
Directors and Executive Officers as a Group (3 persons)	11,220,800	18.2%

(1)            Based on 61,718,501 shares of common stock issued and outstanding as of August 21, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 21, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

We are unaware of any arrangements, the operation of which may at a subsequent date result in a change of corporate control.

Item 7. - Directors and Executive Officers

Not applicable

Item 8. - Compensation of Directors and Executive Officers

Not applicable.

Item 9. - Independent Public Accountants

Not applicable.

Item 10. - Compensation Plans

Not applicable.

Item 11. - Authorization or Issuance of Securities Otherwise than for Exchange

For the information applicable to this item, please see page 5, Item 19, “Amendment of Charter, Bylaws or Other Documents”.

Item 12. - Modification or Exchange of Securities

Not applicable.

Item 13. - Financial and Other Information

For more detailed information on our company, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at (303) 458-5727.

Item 14. - Mergers, Consolidations, Acquisitions and Similar Matters

Not applicable.

Item 15. - Acquisition or Disposition of Property

Not applicable.

Item 16. - Restatement of Accounts

Not applicable.

Item 17. - Action with Respect to Reports

Not applicable.

Item 18. - Matters Not Required to Be Submitted

Not applicable.

Item 19. - Amendment of Charter, Bylaws or Other Documents

Our board of directors unanimously approved the Amendments on June 15, 2006. Our company will, if approved by the shareholders of the company, file a Certificate of Amendment to amend our Articles of Incorporation to give effect to the Amendments.

Our Amended Articles of Incorporation (the "Articles") currently authorize the issuance of 100,000,000 shares of common stock, $0.0001 par value, and no shares of preferred stock. On August 21, 2006, our board of directors approved, subject to receiving the approval of our shareholders of our common stock, an amendment to our Articles to increase our authorized shares of common stock to 200,000,000 shares, and authorize the issuance of up to 100,000,000 Preferred Shares in the capital of our company, for which our board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares.

The general purpose and effect of the Amendments to our company's Articles is to increase our authorized share capital and authorize the Preferred Shares, which will enhance our company's ability to finance the development and operation of our business.

Our board of directors approved the Amendments to our company’s Articles to increase our authorized share capital and authorize the Preferred Shares so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares and Preferred Shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock and allowing for the ability to issue the Preferred Shares will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. Other than in regards to currently outstanding convertible debentures, we do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of common stock or of any Preferred shares. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the Amendments to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The Amendments to our company's Articles to increase our authorized share capital and authorize the Preferred Shares will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock and the Preferred Shares without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

The following table indicates the number of shares of common stock outstanding and the number of shares of common stock reserved for issuance as of the Record Date, and the number of additional shares of common stock that will be available for issuance following approval of the Amendments.

Common Shares outstanding as of the Record Date	Common shares reserved for issuance as of the Record Date	Common shares available following approval of the Amendments
61,718,501	38,281,499(1)	100,000,000

(1) Represents 16,555,010 common shares reserved for issuance pursuant to currently outstanding share purchase warrants, 5,000,000 for issuance pursuant to employee stock options and restricted stock grants and 16,726,489 for issuance pursuant to potential convertible debenture conversions.

Our board of directors may authorize and issue classes of Preferred Shares that have rights that are preferential to our common stock. Such rights may include:

•	the payment of dividends in preference and priority to any dividends on our common stock;
•	preference to any distributions upon any liquidation, dissolution or winding up of our company;
•	voting rights that may rank equally to, or in priority over, our common stock;
•	mandatory redemption by the company in certain circumstances, for amounts that may exceed the purchase price of the Preferred Shares;
•	conversion provisions for the conversion of the Preferred Shares into common stock;
•	pre-emptive or first refusal rights in regards to future issuances of common stock or Preferred Shares by the company; or
•	rights that restrict our company from undertaking certain corporate actions without the approval of the holders of the Preferred Shares.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

The proposed Certificate of Amendment to Articles of Incorporation, attached hereto as Appendix A, will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur immediately after the Amendments to our authorized capital are approved by our shareholders.

Item 20. - Other Proposed Action

Except for the above-noted matters, our board of directors does not intend to bring any other matters before the meeting and does not know of any matters which will be brought before the meeting by others. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their good judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

Item 21. - Voting Procedures

Common shares cannot be voted at our special meeting unless the holder of record is present in person or by proxy. A shareholder may appoint a person to represent him/her at our special meeting by completing the enclosed Form of Proxy, which authorizes a person other than the holder of record to vote on behalf of the shareholder, and returning it to our transfer agent, The Nevada Agency and Trust Company, 880 – 50 West Liberty Street, Reno, Nevada, 89501 (Telephone: 303.454.5727; Facsimile: 303.688.1887). All shareholders are urged to complete, sign, date and promptly return the proxy by mail in the enclosed postage-paid envelope, or by fax, after reviewing the information contained in this proxy statement. Valid proxies will be voted at our special meeting and at any postponements or adjournments thereof as you direct in the proxy, provided that they are received by our transfer agent at least 24 hours prior to the scheduled time of the meeting, or any adjournment thereof, or deposited with the Chair of the meeting on the day of the meeting or any adjournment thereof prior to the time of voting.

The common shares represented by the proxy will be voted as directed in the proxy, but if no direction is given and the proxy is validly executed, the proxy will be voted FOR the increase in the authorized capital of our company. If any other matters properly come before our special meeting, the persons authorized under the proxies will vote upon such other matters in accordance with their best judgement.

A quorum of shareholders is necessary to take action at our special meeting. A majority of the outstanding shares present in person or represented by proxy as at August 21, 2006 will constitute a quorum for the transaction of business at our special meeting. However, if a quorum is not present, a majority of the shares represented at our special meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes and abstentions will be included in the determination of the number of common shares present at our special meeting for quorum purposes but will not be counted as votes cast on any matter presented at our special meeting.

Item 22. - Information Required in Investment Company Proxy Statement

Not applicable.

Item 23. - Delivery of Documents to Security Holders Sharing an Address

Only one copy of this proxy statement will be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.

Upon written or oral request, we will deliver a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered and provide instructions as to how a shareholder can notify us that they wish to receive a separate copy of our proxy statement.

Should any shareholder wish to receive a separate proxy statement or should shareholders sharing an address wish to receive a single proxy statement in the future, please contact our secretary at #1800 Boulder Street, Suite 400, Denver, CO 80211-6400, telephone (303) 458-5727.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND OUR SPECIAL MEETING. IF YOU PLAN TO ATTEND OUR SPECIAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (THE NEVADA AGENCY AND TRUST COMPANY) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR COMMON SHARES.

By Order of the Board of Directors

/s/ Thomas Breen

Thomas Breen

President

Dated: September 6, 2006

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

id-CONFIRM, INC.

Pursuant to the provisions of NRS 78.385 and 78.390 Nevada Revised Statutes, this Nevada profit corporation adopts the following articles of amendment to its articles of incorporation:

1.	The Articles have been amended as follows (provide article numbers if available):

FOURTH:

The authorized capital stock shall consist of 200,000,000 shares of common stock, $0.0001 par value, all of which stock shall be entitled to voting power, and 100,000,000 shares of preferred stock, $0.0001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3.            The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater portion of the voting power as may be required in the case of a vote by classes or Class, or as may be required by the provisions of the articles of incorporation have voted in favor of the Amendments by _____%.*

4.	Signatures

__________________________________

Thomas Breen, President

This instrument was acknowledged before me on _____________________, 2006 by THOMAS BREEN, known or proved to be the person executing the above instrument.

__________________________________

Notary Public

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or Class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or Class affected by the amendment regardless of limitations or restrictions on the voting power thereof.

id-CONFIRM, INC.

#1800 Boulder Street, Suite 400

Denver, CO 80211-6400

PROXY

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, OCTOBER 6, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas Breen or failing him David Grasch and either of them as Proxies, each with the power to appoint his substitute, and authorized them to represent and to vote, as designated below, all of the shares of common stock of which the undersigned is entitled to vote at the special meeting of shareholders to be held on Friday, October 6, 2006 at 10:00 a.m. (Central Standard Time) at #1800 Boulder Street, Suite 400, Denver, CO 80211-6400 and any adjournments thereof, on the matters, set forth below:

	For	Against	Abstain
1.

To approve the Amendments to the Articles of Incorporation:

(i) increasing the authorized capital from 100,000,000 shares of common stock to 200,000,000 shares of common stock; and

(ii) authorizing the creation of 100,000,000 shares of preferred stock, issuable in classes or series as determined by the Board of Directors.

	☐ ☐	☐ ☐	☐ ☐
2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting of shareholders.

This proxy will be voted as directed or, if no direction is indicated, this proxy will be voted for every item listed above.

Dated: _____________________________, 2006.

Signature

Signature if shares held jointly

This proxy should be signed by the shareholder exactly as his/her name appears hereon, when shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please given full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date, and return proxy card promptly using the enclosed envelope.